Exhibit 99.1

For Immediate Release

Ignite Restaurant Group Reports Second Quarter 2016 Financial Results

Houston, TX—(BUSINESS WIRE)—August 3, 2016 - Ignite Restaurant Group (NASDAQ: IRG) today reported financial results for the second quarter ended June 27, 2016.

Highlights for the second quarter of 2016 were as follows:

●	Total revenues were $130.8 million, compared to $143.2 million in the second quarter of 2015;
●	Comparable restaurant sales decreased 6.7% company-wide, comprised of a 6.8% decrease at Joe’s Crab Shack and a 6.3% decrease at Brick House Tavern + Tap;
●

Loss from continuing operations was $10.4 million, or $0.40 per diluted share, compared to income from continuing operations of $1.7 million, or $0.07 per diluted share in the second quarter of 2015; and

●

Adjusted loss from continuing operations (a non-GAAP measure) was $1.1 million, or $0.04 per diluted share, compared to adjusted income from continuing operations of $2.3 million, or $0.09 per diluted share in the second quarter of 2015.

Robert S. Merritt, Chief Executive Officer of Ignite Restaurant Group, stated, ”The sales environment for casual dining has remained extremely challenging and even more so in the Texas market. Significant discounting last year also negatively impacted our comparable restaurant sales in both brands during the current quarter. Our primary focus for both brands continues to be increasing sales and margins through improved operational and menu execution. We have made good progress, but there is still more work to be done.”

Review of Second Quarter 2016 Operating Results

Total revenues were $130.8 million in the second quarter of 2016, a decrease of 8.7% compared to $143.2 million in the second quarter of last year.

●

Revenues at Joe’s Crab Shack were $108.4 million during the second quarter of 2016 versus $122.4 million in the prior year second quarter. Comparable restaurant sales at Joe’s Crab Shack decreased 6.8%.

●

Revenues at Brick House Tavern + Tap were $22.4 million in the second quarter of 2016 compared to $20.8 million in the prior year second quarter. Comparable restaurant sales at Brick House Tavern + Tap decreased 6.3%.

Loss from continuing operations for the second quarter of 2016 was $10.4 million, or $0.40 per diluted share. The Company’s loss from continuing operations for the second quarter of 2016 included certain non-recurring items, the more significant of which are asset impairment charges of $8.0 million, a $4.8 million deferred tax valuation allowance, and a $0.8 million gain on insurance settlements. Excluding the impact of these items, adjusted loss from continuing operations and adjusted loss from continuing operations per diluted share (which are non-GAAP financial measures), net of tax, were $1.1 million and $0.04, respectively, in the second quarter of 2016.

Income from continuing operations for the second quarter of 2015 was $1.7 million, or $0.07 per diluted share. The Company’s loss from continuing operations for the second quarter of 2015 also included certain non-recurring items, the most significant of which is a $0.6 million deferred tax valuation allowance. Excluding the impact of these items, adjusted income from continuing operations and adjusted income from continuing operations per diluted share (which are non-GAAP financial measures), net of tax, were $2.3 million and $0.09, respectively, in the second quarter of 2015.

Liquidity

At June 27, 2016, the Company had $7.0 million of cash and approximately $25.9 million of available borrowing capacity under its current credit facility. The Company was in compliance with the financial covenants under the credit facility.

Conference Call

Ignite will host a conference call to discuss second quarter financial results today at 5:00 PM Eastern Standard Time. Hosting the call will be Robert S. Merritt, Chief Executive Officer, and Brad Leist, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 888-211-4435 or for international callers by dialing 913-312-1377. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 1307747. The replay will be available until Wednesday, August 10, 2016. The call will also be webcast live from the Company's website at www.igniterestaurants.com under the “Investors” section.

About Ignite Restaurant Group

Ignite Restaurant Group, Inc., headquartered in Houston, Texas, operates a portfolio of restaurant concepts, including Joe's Crab Shack and Brick House Tavern + Tap, in a diverse set of markets across the United States. Each brand offers a variety of high-quality food in a distinctive, casual, high-energy atmosphere. For more information on Ignite and its distinctive brands, visit www.igniterestaurants.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Form 10-K for the year ended December 28, 2015 (which can be found at the SEC’s website www.sec.gov). Each such risk factor is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Results of Operations

The following tables present the consolidated statements of operations and selected other data for the thirteen and twenty-six weeks ended June 27, 2016 and June 29, 2015, and selected consolidated balance sheet information as of June 27, 2016 and December 28, 2015:

Consolidated Statements of Operations	Thirteen Weeks Ended June 27, 2016		Thirteen Weeks Ended June 29, 2015
	(In thousands, except percent and per share data)

Revenues	$130,757	100.0%	$143,170	100.0%
Costs and expenses
Restaurant operating costs and expenses
Cost of sales	42,657	32.6%	44,065	30.8%
Labor expenses	38,162	29.2%	39,990	27.9%
Occupancy expenses	10,176	7.8%	10,422	7.3%
Other operating expenses	27,279	20.9%	27,571	19.3%
General and administrative	5,684	4.3%	8,363	5.8%
Depreciation and amortization	6,117	4.7%	6,177	4.3%
Pre-opening costs	(5)	(0.0)%	46	0.0%
Asset impairments and closures	8,240	6.3%	53	0.0%
Loss on disposal of assets	323	0.2%	194	0.1%
Total costs and expenses	138,633	106.0%	136,881	95.6%
Income (loss) from operations	(7,876)	(6.0)%	6,289	4.4%
Interest expense, net	(3,248)	(2.5)%	(3,849)	(2.7)%
Gain on insurance settlements	763	0.6%	-	0.0%
Income (loss) from continuing operations before income taxes	(10,361)	(7.9)%	2,440	1.7%
Income tax expense	82	0.1%	709	0.5%
Income (loss) from continuing operations	(10,443)	(8.0)%	1,731	1.2%
Loss from discontinued operations, net	-	0.0%	(1,645)	(1.1)%
Net income (loss)	$(10,443)	(8.0)%	$86	0.1%

Basic and diluted net income (loss) per share data:
Net income (loss) per share
Basic and diluted
Income (loss) from continuing operations	$(0.40)		$0.07
Loss from discontinued operations, net	$-		$(0.06)
Net income (loss)	$(0.40)		$0.00
Weighted average shares outstanding
Basic	25,815		25,721
Diluted	25,815		25,730

Consolidated Statements of Operations	Twenty-Six Weeks Ended June 27, 2016		Twenty-Six Weeks Ended June 29, 2015
	(In thousands, except percent and per share data)

Revenues	$248,656	100.0%	$265,389	100.0%
Costs and expenses
Restaurant operating costs and expenses
Cost of sales	79,823	32.1%	82,666	31.1%
Labor expenses	74,084	29.8%	74,807	28.2%
Occupancy expenses	20,082	8.1%	20,644	7.8%
Other operating expenses	46,942	18.9%	49,670	18.7%
General and administrative	12,234	4.9%	16,758	6.3%
Depreciation and amortization	12,143	4.9%	12,406	4.7%
Pre-opening costs	876	0.4%	514	0.2%
Asset impairments and closures	8,433	3.4%	83	0.0%
Loss on disposal of assets	424	0.2%	352	0.1%
Total costs and expenses	255,041	102.6%	257,900	97.2%
Income (loss) from operations	(6,385)	(2.6)%	7,489	2.8%
Interest expense, net	(6,268)	(2.5)%	(7,725)	(2.9)%
Gain on insurance settlements	755	0.3%	-	0.0%
Loss from continuing operations before income taxes	(11,898)	(4.8)%	(236)	(0.1)%
Income tax expense	171	0.1%	1,229	0.5%
Loss from continuing operations	(12,069)	(4.9)%	(1,465)	(0.6)%
Loss from discontinued operations, net	-	0.0%	(20,684)	(7.8)%
Net loss	$(12,069)	(4.9)%	$(22,149)	(8.3)%

Basic and diluted net loss per share data:
Net loss per share
Basic and diluted
Loss from continuing operations	$(0.47)		$(0.06)
Loss from discontinued operations, net	$-		$(0.80)
Net loss	$(0.47)		$(0.86)
Weighted average shares outstanding
Basic	25,795		25,698
Diluted	25,795		25,698

Selected Consolidated Balance Sheet Information	June 27, 2016	December 28, 2015
	(In thousands)
Cash and cash equivalents	$7,042	$7,817
Total assets	186,572	205,182
Long term debt (including current portion)	119,721	124,733
Total liabilities	191,294	198,569
Total stockholders' equity (deficit)	(4,722)	6,613

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2016		June 29, 2015		June 27, 2016		June 29, 2015
	(dollars in thousands)
Selected Other Data:
Restaurants opened during the period	-		-		3		2
Number of restaurants open (end of period):
Joe's Crab Shack	127		138		127		138
Brick House Tavern + Tap	26		23		26		23
Total restaurants	153		161		153		161
Restaurant operating weeks
Joe's Crab Shack	1,676		1,794		3,366		3,599
Brick House Tavern + Tap	338		299		659		578
Average weekly sales
Joe's Crab Shack	$65		$68		$61		$63
Brick House Tavern + Tap	$66		$70		$67		$69
Change in comparable restaurant sales
Joe's Crab Shack	(6.8%	)	(4.0%	)	(4.3%	)	(3.9%	)
Brick House Tavern + Tap	(6.3%	)	2.8%		(5.4%	)	4.0%
Total	(6.7%	)	(3.3%	)	(4.4%	)	(3.0%	)

Reconciliation of Non-GAAP Results to GAAP Results

The Company provided detailed explanation of this non-GAAP financial measure, including a discussion of the usefulness and purpose of the measure, in its Form 8-K filed with the Securities and Exchange Commission on August 3, 2016.

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	June 27, 2016	June 29, 2015	June 27, 2016	June 29, 2015
	(In thousands, except per share data)
Income (loss) from continuing operations - GAAP	$(10,443)	$1,731	$(12,069)	$(1,465)
Adjustments - continuing operations:
Costs related to conversions, remodels and closures	185	14	238	63
Gain on insurance settlements	(763)	-	(755)	-
Write-off of debt issuance costs and debt discount	121	-	121	-
Asset impairments	8,003	-	8,003	-
Income tax effect of adjustments above
Current expense (benefit)	92	(1)	68	(8)
Deferred benefit	(3,036)	(5)	(3,036)	(17)
Deferred tax asset valuation allowance	4,767	607	5,306	2,733
Adjusted income (loss) from continuing operations - non-GAAP	$(1,074)	$2,346	$(2,124)	$1,306

Weighted average shares outstanding (GAAP)
Basic	25,815	25,721	25,795	25,698
Diluted	25,815	25,730	25,795	25,711
Income (loss) from continuing operations per share (GAAP)
Basic and diluted	$(0.40)	$0.07	$(0.47)	$(0.06)
Adjusted income (loss) from continuing operations per share (non-GAAP)
Basic and diluted	$(0.04)	$0.09	$(0.08)	$0.05